Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8, File No. 333-268783 and Form F-10, File No. 333-279599) of Brookfield Asset Management Ltd. (the “Company”) of our report dated March 17, 2025, with respect to the combined and consolidated financial statements of Oaktree Asset Management Operating Group, included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 17, 2025.

/s/ Ernst & Young LLP

Los Angeles, California
March 17, 2025